                                                                     EXHIBIT 12

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                (000'S OMITTED)

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
                                                                  TEN MONTHS                NINE MONTHS
                           YEAR ENDED   YEAR ENDED   YEAR ENDED     ENDED      YEAR ENDED      ENDED
                          FEBRUARY 29, FEBRUARY 28, FEBRUARY 28, DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                              1992         1993         1994         1994         1995         1996
                          ------------ ------------ ------------ ------------ ------------ -------------
Consolidated pretax
 income (loss)..........      $323       $(2,319)     $(1,346)     $(3,685)       $119        $3,123
Interest expense........        22            94          227          146         294           119
Interest portion of
 rental expense.........        15            61           72           96         113           100
                              ----       -------      -------      -------        ----        ------
  Earnings..............      $360       $(2,164)     $(1,047)     $(3,443)       $526        $3,342
                              ====       =======      =======      =======        ====        ======
Interest expense........      $ 22       $    94      $   227      $   146        $294        $  119
Interest portion of
 rental expense.........        15            61           72           96         113           100
                              ----       -------      -------      -------        ----        ------
  Fixed charges.........      $ 37       $   155      $   299      $   242        $407        $  219
                              ====       =======      =======      =======        ====        ======
Ratio of earnings (loss)
 to fixed charges.......      9.73        (13.96)       (3.51)      (14.21)       1.29         15.26
                              ====       =======      =======      =======        ====        ======
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